SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549



                                 FORM 8-K

                              CURRENT REPORT
                 PURSUANT TO SECTION 13 or 15 (d) of the
                     SECURITIES EXCHANGE ACT OF 1934

    Date of Report (Date of earliest event reported): January 21, 1998

                   FISHER SCIENTIFIC INTERNATIONAL INC.
            (Exact name of registrant as specified in charter)


                                 Delaware
              (State or other jurisdiction of incorporation)

    1-10920                                          02-0451017
(Commission File No.)                              (IRS employer
                                                   identification no.)

Liberty Lane, Hampton, New Hampshire               03842
(Address of principal executive offices)          (zip code)


    Registrant's telephone number, including area code (603) 926-5911




ITEM 1.    CHANGES IN CONTROL OF REGISTRANT:

               On January 21, 1998, FSI Merger Corp. ("Merger Sub"), a Delaware corporation, organized and controlled by an investor group led by Thomas H. Lee Company ("THL"), was merged (the "Merger") with and into Fisher Scientific International Inc. ("Fisher" or the "Company") pursuant to the Second Amended and Restated Agreement and Plan of Merger dated as of November 14, 1997, as amended (the "Merger Agreement"), by and between Merger Sub and the Company.

               Holders of outstanding shares of Fisher Common Stock at the effective time (the "Effective Time") of the Merger elected to retain 4,298,358 shares of Fisher Common Stock in the Merger. Because no more than 746,114 shares of Fisher Common Stock could be retained in the Merger by existing stockholders, the 4,298,358 shares elected to be retained were subject to proration and each elected share was converted into .173581167 retained shares of Fisher common stock, par value $.01 per share ("Fisher Common Stock"). All remaining shares of Fisher Common Stock outstanding at the Effective Time, including the 3,552,244 shares elected to be retained but which were subject to proration, were converted into the right to receive $48.25 per share in cash. As provided in the Merger Agreement, certain members of management (the "Management Stockholders") elected to retain an additional 228,857 shares (the "Management Shares") of Fisher Common Stock and elected to convert at the Effective Time outstanding options into an additional 602,264 shares of Fisher Common Stock.

               At the Effective Time, shares of common stock of Merger Sub owned by an investor group which includes (i) Thomas H. Lee Equity Fund III, L.P, certain individuals associated with THL, THL-CCI Limited Partnership, THL Foreign Fund III, L.P., and THL FSI Equity Investors, L.P. (collectively , the "THL Entities"), (ii) DLJ Merchant Banking Partners II, L.P., DLJ Offshore Partners II, C.V., DLJ Diversified Partners, L.P., DLJMB Funding II, Inc., DLJ Merchant Banking Partners II-A, L.P., DLJ Diversified Partners-A, L.P., DLJ Millennium Partners, L.P., DLJ Millennium Partners-A, L.P., UK Investment Plan 1997 Partners, DLJ EAB Partners, L.P., DLJ ESC II, L.P. and DLJ First ESC, L.P. (collectively, the "DLJ Entities"), (iii) Chase Equity Associates, L.P. ("Chase Equity") and (iv) Merrill Lynch KECALP L.P. 1997, KECALP Inc., and ML IBK Positions, Inc. (collectively, the "Merrill Lynch Entities" and together with the THL Entities, the DLJ Entities, Chase Equity, the "Equity Investors") were converted into 6,278,915 shares of Fisher Common Stock (6,507,772 shares less the Management Shares).

               In connection with the Merger, the Equity Investors received warrants to purchase 516,663 shares of Fisher Common Stock having an exercise price of $48.25 and members of management were granted options to purchase up to 1,653,322 shares of Fisher Common Stock at exercise prices ranging from $48.25 per share to $144.75 per share.

               At the Effective Time, the Company, the Equity Investors and Management Stockholders entered into an Investors' Agreement that provided for (i) restrictions on transfer of Fisher Common Stock owned by the Equity Investors and Management, (ii) tag-along and drag-along rights in the event of certain dispositions by the THL Entities, (iii) certain preemptive rights in favor of the Equity Investors (other than the THL Entities) and Management Stockholders, (iv) certain registration rights to the Equity Investors and Management Stockholders and (v) a board of directors consisting of 10 members, 7 members of which are to be chosen by the THL Entities, 1 member of which is to be chosen by the DLJ Entities, and 2 members of which shall consist of Messrs. Paul Montrone and Paul Meister. The Board of Directors currently consists of Messrs. Scott M. Sperling, Anthony J. DiNovi, David V. Harkins and Kent R. Weldon, who are affiliates of one or more of the THL Entities; Paul Meister; and Messrs. Michael D. Dingman, Paul Montrone and Robert A. Day, each of whom was a member of the Board of Directors prior to the Effective Time. One seat on the Board is currently vacant and will be filled by a nominee selected by the DLJ Entities.

               At the Effective Time, the Company entered into new debt financing (the "New Credit Facility") consisting of (i) a $294.2 million term facility consisting of a (a) $125 million tranche A term loan ("Tranche A"), (b) $100 million tranche B term loan ("Tranche B") and (c) $69.2 million tranche C term loan ("Tranche C"); and (ii) a $175.0 million revolving credit facility (the "Revolving Credit Facility"). A portion of Tranche A will be borrowed in U.S. dollars by the Company; another portion of Tranche A will be borrowed in pounds sterling by a subsidiary of the Company incorporated and domiciled in the United Kingdom and the remaining portion of Tranche A will be borrowed in Canadian dollars by a subsidiary of the Company incorporated and domiciled in Canada. The Chase Manhattan Bank will act as administrative agent for the syndicate of lenders providing the New Credit Facility, Merrill Lynch Capital Corporation will act as syndication agent for the New Credit Facility and DLJ Capital Funding, Inc. will act as documentation agent. The Revolving Credit Facility will include a sub-limit for the issuance of letters of credit. The New Credit Facility will permit foreign subsidiaries of Fisher to borrow negotiated loans denominated in their local currencies from individual lenders thereunder. Such negotiated loans will reduce the availability of the Revolving Credit Facility.

               Borrowings made under the Revolving Credit Facility will bear interest at a rate equal to, at Fisher's option, LIBOR plus 225 basis points, or the Prime Rate plus 125 basis points. The "Prime Rate" is a fluctuating interest rate equal to the higher of (i) the rate of interest announced publicly by a reference bank as its prime rate and
(ii) a rate equal to 1/2 of 1% per annum above the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers.

               Tranche A of the Term Facility will bear interest at a rate equal to, at Fisher's option, LIBOR plus 225 basis points or the Prime Rate plus 125 basis points; Tranche B of the Term Facility will bear interest at a rate equal to, at Fisher's option, LIBOR plus 250 basis points or the Prime Rate plus 150 basis points; and Tranche C of the Term Facility will bear interest at a rate equal to, at Fisher's option, LIBOR plus 275 basis points or the Prime Rate plus 175 basis points.

               The LIBOR and Prime Rate margins will be subject to reductions, based on various tests of the Company's financial performance. Prime Rate interest will be payable monthly in arrears. LIBOR interest will be payable in arrears at the earlier of (i) the end of the applicable interest period and (ii) quarterly. LIBOR borrowings are available in 1-, 2-, 3- or 6-month interest periods.

               The Revolving Credit Facility expires six (6) years from the consummation of the Merger. The Tranche A, B and C facilities will amortize semi-annually and mature 6, 7 and 7.75 years, respectively, after the closing date of the New Credit Facility.

               The obligations of the Company and the subsidiary borrowers under the New Credit Facility will be secured by substantially all assets of the Company and each of its material domestic subsidiaries, as well as a pledge of the capital stock of each domestic subsidiary of the Company, each foreign subsidiary borrower and each of its subsidiaries, and 65% of the capital stock of each other foreign subsidiary of the Company which is a direct subsidiary of the Company or of a domestic subsidiary of the Company and will be guaranteed by each material domestic subsidiary of the Company.

               The New Credit Facility agreement will contain customary covenants of the Company, including, without limitation, restrictions on
(i) indebtedness, (ii) the sale of assets, (iii) mergers, acquisitions and other business combinations, (iv) voluntary prepayment of certain debt of the Company, (v) transactions with affiliates, (vi) capital expenditures and (vii) loans and investments, as well as prohibitions on the payment of cash dividends to, or the repurchase of redemption of stock from, shareholders, and various financial covenants. Pursuant to the terms of the New Credit Facility, and subject to applicable grace periods, in certain circumstances, Fisher would be in default upon the non-payment of principal or interest when due under such agreement or, upon the non-fulfillment of the covenants described above, certain changes in control of the ownership of Fisher or various other defaults to be described therein. If such a default occurs, the lenders under the New Credit Facility would be entitled to take all actions permitted to be taken by a secured creditor under the Uniform Commercial Code and to accelerate the amounts due under the New Credit Facility and may require all such amounts to be immediately paid in full. Loans under the Term Facility will be required to be prepaid with 50% of excess cash flow (as defined in the New Credit Facility and subject to certain limits to be specified therein) and certain equity issuances of Fisher, and 100% of net-cash proceeds of certain asset sales and certain debt issuances of Fisher.

               The Company also issued $400 million principal amount of 9% senior subordinated notes due February 1, 2008 (the "Notes"). Interest is payable on the Notes semi-annually on August 1 and February 1 of each year commencing August 1, 1998. The Notes are unsecured senior subordinated obligations of the Company, subordinated in right of payment to all existing and future senior indebtedness of the Company, including the Credit Facility.

               On or after five years from the date of issue, the Company may redeem the Notes in whole or in part pursuant tot the terms thereof. At any time on or before three years from the date of issue, the Company may redeem up to 40% of the original aggregate principal amount of the Notes at an initial redemption price of 109% of the principal amount thereof, provided that at least 60% of Notes remain outstanding immediately after the occurrence of such redemption. Upon a Change of Control (as defined in the Indenture pursuant to which the Notes were issued (the "Indenture")), the Company will be required to make an offer to purchase all outstanding Notes at 101% of the principal amount thereof plus accrued and unpaid interest ("Change of Control Offer").

               The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

               The Indenture restricts, among other things, the ability of the Company and its subsidiaries to incur additional indebtedness, pay dividends or make certain other restricted payments, incur liens, engage in any sale and leaseback transaction, sell stock of subsidiaries, apply net proceeds from certain asset sales, merge or consolidate with any other person, sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of the Company, enter into certain transactions with affiliates, or incur indebtedness that is subordinate in right of payment to any Indebtedness and senior in right of payment to the Debt Securities.

               The Company's existing 7 1/8% notes due 2005 (the "Senior Notes") remain outstanding following the Merger and following the Merger will constitute senior indebtedness under the Indenture and will be equally and ratably secured with certain other Senior Indebtedness with respect to certain collateral. Interest on the Senior Notes is payable semi-annually on June 15 and December 15. The Senior Notes mature on December 15, 2005. The Senior Notes are not entitled to any sinking fund and are redeemable, in whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of such notes and (ii) the sum of the present values as of the date of redemption of all remaining scheduled payments of principal and interest on such notes due on or after the date of redemption, discounted on a semi-annual basis at the relevant Treasury rate plus 25 basis points.

               The Company also entered into a five year receivables securitization facility (the "Receivables Securitization Facility") pursuant to which a subsidiary of Fisher would sell approximately $200 million of accounts receivable to a newly formed wholly-owned bankruptcy remote special purpose subsidiary of Fisher which in turn would transfer approximately $150 million of the receivables to Park Avenue Receivables Corp ("PARCO"), a special purpose corporation formed by The Chase Manhattan Bank solely for the purpose of issuing commercial paper rate A-1/P-1 or higher. The Chase Manhattan Bank will act as funding agent and with other commercial banks acceptable to PARCO will provide liquidity funding to PARCO for the purchase of the receivables from the Company's receivables subsidiary. The proceeds from the Receivables Securitization Facility will be used to finance a portion of the conversion into cash of shares of Fisher Common Stock and related fees and expenses associated with the Merger. The Receivables Securitization Facility is expected to carry an effective interest rate of LIBOR plus 50 basis points.

               (b) The following table sets forth certain information concerning the beneficial ownership of Fisher Common Stock (i) by each stockholder who owns beneficially in excess of 5% of Fisher Common Stock,
(ii) by each director, and (iii) by all officers and directors as a group. Except as otherwise indicated in the Investors' Agreement referred to above, all persons listed below have (i) sole voting power and investment power with respect to their shares of Fisher Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of Fisher Common Stock.

                                            Shares of          Percent
Name of Beneficial Owner (1)                Common Stock        of Class
----------------------------                ------------       ---------
Thomas H. Lee Fund III and
  affiliates of THL including
  Anthony J. DiNovi, David V. Harkins,
  Scott M. Sperling, Kent R. Weldon (2)        4,019,152       50.2%
DLJ Merchant Banking Partners II,
  L.P. and affiliates (3 )                     1,210,587       15.1%
Chase Equity Associates, L.P.
  including Mitchell J. Blutt (4)                807,058       10.1%
Paul M. Montrone                                 368,777        4.6%
Paul M. Meister                                  236,608        3.0%
Michael D. Dingman                               153,368        1.9%
Robert A. Day                                          0       *
All directors and executive officers
    as a group (14 individuals) (5)            6,835,747       85.4%


*    Less than 1% of the issued and outstanding common stock of the Company.

(1) The business address for Messrs. Montrone and Meister is c/o Fisher Scientific International Inc., One Liberty Lane, Hampton, New Hampshire 03842. The address for Chase Equity Associates, L.P. is 380 Madison Avenue, New York, New York 10017. The address for DLJ Merchant Banking Partners II, L.P. and affiliates is 277 Park Avenue, New York, New York 10172.

(2) The business address of Thomas H. Lee Fund III is c/o Thomas H. Lee Company, 75 State Street, Suite 2600, Boston, Massachusetts 02109. All such voting securities are owned by Thomas H. Lee Equity Fund III, L.P., THL FSI Equity Investors L.P. and certain individuals associated with THL. Includes shares owned by Thomas H. Lee Fund III and affiliates as to which each of Messrs. DiNovi, Harkins, Sperling and Weldon disclaim beneficial interest.

(3) Includes shares owned by DLJ Merchant Banking Partners II, L.P., DLJ Offshore Partners II, C.V., DLJ Diversified Partners-A, L.P., DLJ Millennium Partners, L.P., DLJ Millennium Partners-A, L.P., UK Investment Plan 1997 Partners, DLJ EAB Partners, L.P., DLJ ESC II, L.P. and DLJ First ESC, L.P. DLJ has the right under the Investors' Agreement to appoint one individual to the Board of Directors.

(4) Represents non-voting shares convertible into voting shares of Fisher Common Stock under certain circumstances. Includes shares owned by Chase Equity Associates, L.P. as to which Mr. Blutt disclaims any beneficial interest.

(5)  Includes shares owned by the entities identified in footnotes (2) -
     (4) above, as to which each individual officer and director disclaims beneficial interest.


ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
           AND EXHIBITS.

           (c)   Exhibits

                 (1)  Investors Agreement dated January 21, 1998 among
                      (i) Thomas H. Lee Equity Fund III, L.P, certain individuals associated with THL, THL-CCI Limited Partnership, THL Foreign Fund III, L.P., and THL FSI Equity Investors, L.P. (collectively , the "THL Entities"), (ii) DLJ Merchant Banking Partners II, L.P., DLJ Offshore Partners II, C.V., DLJ Diversified Partners, L.P., DLJMB Funding II, Inc., DLJ Merchant Banking Partners II-A, L.P., DLJ Diversified Partners-A, L.P., DLJ Millennium Partners, L.P., DLJ Millennium Partners-A, L.P., UK Investment Plan 1997 Partners, DLJ EAB Partners, L.P., DLJ ESC II, L.P. and DLJ First ESC, L.P. (collectively, the "DLJ Entities"), (iii) Chase Equity Associates, L.P. ("Chase Equity") and (iv) Merrill Lynch KECALP L.P. 1997, KECALP Inc., and ML IBK Positions, Inc. included as Exhibit 10.22 to the Company's Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 dated February 2, 1998 and incorporated herein by reference.

                 (2) Form of Indenture dated as of January 21, 1998 between Fisher Scientific International Inc. and State Street Bank and Trust Company N.A.*

                 (3) Credit Agreement dated as of January 21, 1998 among the Company, certain subsidiaries of the Company, various lending institutions, The Chase Manhattan Bank, as Administrative Agent, The Chase Manhattan Bank of Canada, as Canadian Administrative Agent, Chase Manhattan International Limited, as U.K. Administrative Agent, Merrill Lynch Capital Corporation, as Syndication Agent, and DLJ Capital Funding, Inc., as Documentation Agent.*


--------------
 *      Filed herewith


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    Fisher Scientific International Inc.


                                    By:  /s/ Todd DuChene
                                         _____________________________
                                         Name:  Todd DuChene
                                         Title: Vice President, General
                                                  Counsel and Secretary



Dated:  February 5, 1998



                              EXHIBIT INDEX



   Exhibit                                                        Sequential
     No.               Description                                Page Number

     1 Investors Agreement dated January 21, 1998 among (i) Thomas H. Lee Equity Fund III, L.P,, certain individuals associated with THL, THL-
              CCI Limited Partnership, THL Foreign Fund III, L.P., and THL FSI Equity Investors, L.P. (collectively , the "THL Entities"), (ii) DLJ Merchant Banking Partners II, L.P., DLJ Offshore Partners II, C.V., DLJ Diversified Partners, L.P., DLJMB Funding II, Inc., DLJ Merchant Banking Partners II-A, L.P., DLJ Diversified Partners-A, L.P., DLJ Millennium Partners, L.P., DLJ Millennium Partners-A, L.P., UK Investment Plan 1997 Partners, DLJ EAB Partners, L.P., DLJ ESC
              II, L.P. and DLJ First ESC, L.P. (collectively, the "DLJ Entities"), (iii) Chase Equity Associates, L.P. ("Chase Equity") and (iv) Merrill Lynch
              KECALP L.P. 1997, KECALP Inc., and ML
              ITSK Positions, Inc. incorporated by reference from Exhibit 10.22 of the Company's Post-
              Effective Amendments No. 1 to the Registration Statement on Form S-4 dated February 2, 1998.

     2 Form of Indenture dated as of January 21, 1998 between Fisher Scientific International Inc. and
              State Street Bank and Trust Company N.A.*

     3 Credit Agreement dated as of January 21, 1998 among the Company, certain subsidiaries of the Company, various lending institutions, The Chase Manhattan Bank, as Administrative Agent, The Chase Manhattan Bank of Canada, as Canadian Administrative Agent, Chase Manhattan International Limited, as U.K. Administrative Agent, Merrill Lynch Capital Corporation, as Syndication Agent, and DLJ Capital Funding, Inc., as Documentation Agent.*

--------------

 *  Filed herewith